UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 27, 2006

                            FIDELITY BANKSHARES, INC.
                            --------------------------
               (Exact Name of Registrant as Specified in Charter)

      Delaware                       000-29040                 65-0717085
-----------------------           ------------------       -------------------
(State or Other Jurisdiction)    (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)


205 Datura Street, West Palm Beach, Florida                      33401
-------------------------------------------                   ----------
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (561) 803-9900
                                                     --------------



                                 Not Applicable
                                ---------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Definitive Material Agreement.
               ------------------------------------------

     On January 27, 2006, the Benefits Committee of the Board of Directors of Fidelity Bankshares, Inc. (the "Company") amended the Company's 2002 Incentive Stock Benefit Plan (the "Plan") to eliminate the right to receive a replacement option upon exercise of a previously granted option. The replacement option exercise price is equal to the fair market value of the underlying security on the date the prior option is exercised. The replacement option is referred to in the Plan as a "reload option." The Board determined to adopt these amendments in order to reduce the impact of the adoption of Statement of Financial Accounting Standards No. 123(R), "Share Based Payments," on future compensation expense relating to the granting of reload options under the Plan.


Item 9.01      Financial Statements and Exhibits
               ---------------------------------

               (a)  Financial Statements of businesses acquired. Not Applicable.

               (b)  Pro forma financial information. Not Applicable.

               (c)  Exhibits. None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            FIDELITY BANKSHARES, INC.



DATE: January 31, 2006                 By:   /s/  Vince A. Elhilow
                                            ------------------------------------
                                            Vince A. Elhilow
                                            Chairman of the Board, President and
                                             Chief Executive Officer